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Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

        We have issued our report dated September 8, 2004, accompanying the financial statements of bTrade, Inc. as of December 31, 2003 and 2002 and for the years then ended included in this Current Report on Form 8-K/A of Click Commerce, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statements of Click Commerce, Inc. on Form S-8 (File No. 333-62462, File No. 333-70084 and File No. 333-107485).

/s/ Grant Thornton LLP
Dallas, Texas September 8, 2004

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  Exhibit 23.1